UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2017

PROPHASE LABS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-21617	23-2577138
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	file number)	Identification No.)

621 N. Shady Retreat Road, Doylestown, PA, 18901

(Address of principal executive offices)

(Registrant’s telephone number, including area code): (215) 345-0919

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-2)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement.

On June 12, 2017, ProPhase Labs, Inc. (the “Company”) entered into a Stock Purchase Agreement (each a “Purchase Agreement,” and, collectively, the “Purchase Agreements”) with each of Mark S. Leventhal, a former director of the Company, and other persons and entities associated and/or affiliated with Mr. Leventhal (collectively the “Leventhal Holders”), pursuant to which the Company, at the closing on June 13, 2017, purchased all 1,061,980 shares (the “Shares”) of common stock, par value $0.0005 per share, of the Company (the “Common Stock”) then held by the Leventhal Holders, representing an approximate 6.2% aggregate ownership interest in the Company (based on 17,221,776 shares of Common Stock outstanding as of June 12, 2017). Upon consummation of the transactions contemplated by the Purchase Agreements, the Leventhal Holders ceased to hold any direct or indirect ownership interest in the Company. Additionally, the Company’s number of shares of Common Stock outstanding decreased 1,061,980 from 17,221,776 to 16,159,796 as of June 13, 2017.

Pursuant to the terms of the Purchase Agreements, the total consideration paid by the Company to the Leventhal Holders for the Shares was $1,858,465, which amount was equal to the product of (i) $1.75 multiplied by (ii) the number of Shares.

The Purchase Agreements contain customary representations, warranties and covenants therein. The assertions embodied in those representations and warranties were made for purposes of the Purchase Agreements and are subject to qualifications and limitations agreed to by the respective parties in connection with negotiating the terms of the Purchase Agreements. In addition, certain representations and warranties made as of a specified date may be subject to a contractual standard of materiality different from what might be viewed as material to stockholders, or may have been used for the purpose of allocating risk between the respective parties rather than establishing matters as facts. For the foregoing reasons, no person should rely on the representations and warranties as statements of factual information at the time they were made or otherwise.

The foregoing summary of the Purchase Agreements does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreements, which are attached hereto as Exhibits 10.1, 10.2, 10.3 and 10.4 and are incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

June 13, 2017, the Company issued a press release announcing the transactions described in Item 1.01 of this Current Report on Form 8-K and providing a stockholder update. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01 and Exhibits 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference in any registration statement filed under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated by reference therein.

Item 9.01 Financial Statements and Exhibits.

(d)       Exhibits

Exhibit No.	Description
10.1	Stock Purchase Agreement, dated June 12, 2017, by and between ProPhase Labs, Inc. and Mark S. Leventhal.

10.2	Stock Purchase Agreement, dated June 12, 2017, by and between ProPhase Labs, Inc. and Mark S. Leventhal and Donna R. Leventhal.

10.3	Stock Purchase Agreement, dated June 12, 2017, by and between ProPhase Labs, Inc. and The Mark S. and Donna R. Family Foundation, Inc.

10.4	Stock Purchase Agreement, dated June 12, 2017, by and between ProPhase Labs, Inc. and The Bonnybrook Trust.

99.1	Press Release dated June 13, 2017

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ProPhase Labs, Inc.

By:	/s/ Ted Karkus
Ted Karkus
Chairman of the Board, Chief Executive Officer and Director

Date: June 14, 2017

Exhibits Index

No.	Description
10.1	Stock Purchase Agreement, dated June 12, 2017, by and between ProPhase Labs, Inc. and Mark S. Leventhal.

10.2	Stock Purchase Agreement, dated June 12, 2017, by and between ProPhase Labs, Inc. and Mark S. Leventhal and Donna R. Leventhal.

10.3	Stock Purchase Agreement, dated June 12, 2017, by and between ProPhase Labs, Inc. and The Mark S. and Donna R. Family Foundation, Inc.

10.4	Stock Purchase Agreement, dated June 12, 2017, by and between ProPhase Labs, Inc. and The Bonnybrook Trust.

99.1	Press Release dated June 13, 2017